UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2016

TEAM, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 — CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 — CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the — Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the — Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

As previously disclosed, on July 7, 2015 and on February 29, 2016, Team, Inc. (“Team”) completed the acquisitions of QualSpec Group LLC (“Qualspec”) and Furmanite Corporation (“Furmanite”), respectively. On October 11, 2016, in connection with the filing of a registration statement on Form S-3 (File No. 333-214055) with the Securities and Exchange Commission (“the Registration Statement”), Team filed a Current Report on Form 8-K to provide, among other items, certain unaudited pro forma financial information giving effect to the Qualspec and Furmanite transactions. In connection with the filing of a prospectus supplement pursuant to the Registration Statement, Team is filing this Current Report on Form 8-K solely to provide updated unaudited pro forma financial information through Team’s most recently completed quarterly period ended September 30, 2016. The updated unaudited pro forma financial information is included as Exhibit 99.1 attached hereto, which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(b)    Pro Forma Financial Information.

i.
The Team, Inc. unaudited pro forma combined condensed consolidated statements of operations for the year ended May 31, 2015, the seven months ended December 31, 2015 and the nine months ended September 30, 2016 are filed as Exhibit 99.1 to this report and incorporated herein by reference.

(d)    Exhibits.

Exhibit No.	Description

99.1	Unaudited pro forma condensed combined consolidated statements of operations for the year ended May 31, 2015, the seven months ended December 31, 2015 and the nine months ended September 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, INC.

By:	/s/ Greg L. Boane
Greg L. Boane
Executive Vice President and Chief Financial Officer
Dated: November 28, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited pro forma condensed combined consolidated statements of operations for the year ended May 31, 2015, the seven months ended December 31, 2015 and the nine months ended September 30, 2016.